EXECUTION COPY

BUCKEYE PARTNERS, L.P.

Debt Securities

Underwriting Agreement

October 6, 2004

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     From time to time Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

     The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture identified in such Pricing Agreement (including any supplemental indentures thereto relating to such Designated Securities, the “Indenture”).

     Buckeye Pipe Line Company LLC, a Delaware limited liability company (the “General Partner”), serves as the general partner of the Partnership.

     Buckeye Pipe Line Company, L.P., a Delaware limited partnership (“Buckeye Pipeline”), Buckeye Pipe Line Holdings, L.P., a Delaware limited partnership (“BPH”), Everglades Pipe Line Company, L.P., a Delaware limited partnership (“Everglades”), Laurel Pipe Line Company, L.P., a Delaware limited partnership (“Laurel”), and Wood River Pipe Lines LLC, a Delaware limited liability company (“Wood River”), are herein sometimes referred to collectively as the “Operating Subsidiaries” and individually as an “Operating Subsidiary.” Buckeye, BPH, Everglades and Laurel are herein sometimes referred to collectively as the “Operating Partnerships” and individually as an “Operating Partnership.”

     Buckeye Terminals, LLC, a Delaware limited liability company (“BT”), Norco Pipe Line Company, LLC, a Delaware limited liability company (“Norco”), Buckeye Gulf Coast Holdings I, LLC, a Delaware limited liability company (“BGC I”), Buckeye Gulf Coast Holdings II, LLC, a Delaware limited liability company (“BGC II”), Gulf Coast/Products GP Holding LLC, a Delaware

limited liability company (“Gulf Coast GP LLC”), are herein sometimes referred to collectively as the “LLC Subsidiaries.”

     Buckeye Gulf Coast Pipe Lines, L.P., a Delaware limited partnership (“BGC”), Buckeye Products Pipe Line, L.P., a Delaware limited partnership (“BPP”), Gulf Coast Pipe Line, L.P., a Delaware limited partnership (“GCP”), Gulf Coast/Products GP Holding L.P., a Delaware limited partnership (“Gulf Coast GP LP”) and Buckeye Pipe Line Co. of Michigan, L.P., a Delaware limited partnership (“BPL MI”), are herein sometimes referred to collectively as the “LP Subsidiaries.”

     The Operating Subsidiaries, the LLC Subsidiaries and the LP Subsidiaries are herein sometimes referred to collectively as the “Subsidiaries.”

     The Partnership, through its Operating Subsidiaries, owns a minority interest in each of West Texas LPG Pipeline, L.P., a Texas limited partnership (“West TX LPG”), and West Shore Pipe Line Company, a Delaware corporation (“West Shore”) and a majority interest in WesPac Pipelines-Reno, LLC, a Nevada limited liability company (“WesPac Reno”), WesPac Pipelines-San Diego, LLC, a Nevada limited liability company (“WesPac SD”), WesPac Pipelines-Austin, LLC, a Nevada limited liability company (“WesPac Austin”), WesPac Pipelines-San Jose, LLC, a Nevada limited liability company (“WesPac SJ”), WesPac Pipelines-Memphis LLC, a Nevada limited liability company (“WesPac Memphis” and together with WesPac Reno, WesPac SD, WesPac Austin, and WesPac SJ, the “WesPac Entities”).

     The Partnership, the General Partner and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership Entities, excluding the General Partner, are sometimes referred to herein collectively as the “Partnership Group.” The Partnership, the General Partner and the Operating Subsidiaries are sometimes referred to herein collectively as the “Buckeye Parties.”

     Prior to the date hereof, the Partnership acquired five refined petroleum products pipelines and twenty-four (24) terminals located in the Midwestern United States (the “Shell Assets”) pursuant to the Revised and Restated Purchase and Sale Agreement, effective as of June 30, 2004 and amended and restated as of September 30, 2004 (the “Shell PSA”), by and among the Partnership and Shell Pipeline Company LP, a Delaware limited partnership, and Equilon Enterprises LLC d/b/a Shell Oil Products US, a Delaware limited liability company (collectively, “Shell”). In connection therewith, the following ancillary agreements were entered into:

     (i) the Terminalling Agreement, effective as of October 1, 2004 (the “Terminalling Agreement”), between BT and Equilon Enterprises LLC d/b/a Shell Oil Products US;

     (ii) the Transportation Agreement dated October 1, 2004 (the “Transportation Agreement”), between Wood River and Equilon Enterprises LLC d/b/a Shell Oil Products US;

     (iii) the Transition Services Agreement entered into and effective as of October 1, 2004 (the “Services Agreement”), between Wood River and Shell Pipeline Company LP; and

     (iv) various bills of sale, assignments, warranty deeds, conveyances and related documents (collectively, the “Shell Conveyances”).

     In order to fund the acquisition of the Shell Assets, the Partnership entered into the following:

     (v) the Bridge Loan Agreement, dated October 1, 2004, with SunTrust Bank, as administrative agent, and the lenders thereunder (the “Bridge Loan”) providing for short-term borrowings of up to $300 million; and

     (vi) the Credit Agreement dated as of August 6, 2004, with SunTrust Bank, as administrative agent, and the lenders thereunder (the “Credit Facility”) providing for long-term borrowings of up to $400 million.

     The transactions contemplated under the Shell PSA, together with the transactions listed in (i) through (vi) are collectively referred to herein as the “Transactions.” The Shell PSA, the Terminalling Agreement, the Transportation Agreement, the Services Agreement, the Shell Conveyances, the Bridge Loan and the Credit Facility are collectively referred to herein as the “Transaction Documents.”

     1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Partnership to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Partnership to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

     2. The General Partner and the Partnership, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as follows.

     (a) Registration Statement and Prospectus. A registration statement on Form S-3 (File No. 333-116540) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b)

Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a “Basic Prospectus”); the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement, and including the information, if any, deemed pursuant to Rule 430A under the Act to be a part of the Initial Registration Statement (“Rule 430A Information”) at the time such part of the Initial Registration Statement became effective but excluding Form T-1, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the preliminary prospectus supplement, if any, specifically relating to the Designated Securities, together with the Basic Prospectus, being hereinafter called the “Preliminary Prospectus”; the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Designated Securities in the form first used to confirm sales of the Designated Securities (the “Prospectus Supplement”), being hereinafter called the “Prospectus”; any reference herein to any Basic Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Basic Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing).

     (b) Incorporated Documents. The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter of Designated Securities through the Representatives expressly for use therein.

     (c) Compliance with Disclosure Requirements. The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter of Designated Securities through the Representatives expressly for use therein.

     (d) Formation, Good Standing and Qualification of the General Partner and Wood River. Each of the General Partner and Wood River has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Prospectus, and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement, any Pricing Agreement, any Designated Securities and the Indenture related thereto on behalf of itself and on behalf of the Partnership as the general partner thereof, and to perform its obligations under this Agreement, any Pricing Agreement, any Designated Securities and the Indenture related thereto; and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex III hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) ((i) or (ii) a “Material Adverse Effect”).

     (e) Formation, Good Standing and Qualification of Services Company. Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex III hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     (f) Formation, Good Standing and Qualification of the Partnership, Operating Partnerships and the LP Subsidiaries. Each of the Partnership, the Operating Partnerships and the LP Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Prospectus, and, with respect to the Partnership, to execute and deliver this Agreement and any Pricing Agreement and to perform its obligations under the Agreement and any Pricing Agreement and, with respect to the Partnership, to issue and sell the Designated Securities as contemplated by this Agreement and any Pricing Agreement, to execute and deliver the Designated Securities and the Indenture related thereto and to perform its obligations thereunder, and each is duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex III hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     (g) Formation, Good Standing and Qualification of the LLC Subsidiaries. Each of the LLC Subsidiaries has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex III hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     (h) Existence, Good Standing and Qualification of the Joint Ventures. To the knowledge of the General Partner and the Partnership, (i) West Shore is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation with full corporate power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business in each case, as described in the Prospectus and (ii) West TX LPG is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation with full partnership power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business in each case, as described in the Prospectus; and each of West Shore and West TX LPG is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex III hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     (i) Ownership of the General Partner. Buckeye Management Company LLC, a Delaware limited liability company (“BMC”), is the sole member of the General Partner, with a limited liability company interest in the General Partner of 100%; such limited liability company interests are the only limited liability company interests of the General Partner issued and outstanding; and such limited liability company interests of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable.

     (j) Ownership of Services Company. All the outstanding shares of capital stock of Services Company are owned by Buckeye Pipe Line Employee Stock Ownership Plan Trust free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance (collectively, “Liens”), except for the pledge of such shares in connection with the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust’s (“ESOP Trust”) 3.60% Senior Secured Notes due 2011 (the “ESOP Notes”).

     (k) Ownership of the Partnership.

          (i) General Partner Interests. The General Partner is the sole general partner of the Partnership, with an approximate 1% general partner interest in the Partnership of, which is represented by 243,914 units; such general partner interest of the Partnership is the only general partner interest that is issued and outstanding; such general partner interest has been duly and validly authorized and such general partner interest of the Partnership is owned by the General Partner free and clear of any Liens, except for the pledge of such general partner interest in connection with the Credit and Guaranty Agreement dated as of May 4, 2004, by and among BPL Acquisition L.P., a Delaware limited partnership and indirect owner of the General Partner (“BPLA”), Glenmoor LLC, a Delaware limited liability company (“Glenmoor”), BMC, the General

Partner, Goldman Sachs Credit Partners L.P. and the lenders thereunder, as amended further to the date hereof (the “BPLA Loan”).

          (ii) Limited Partner Interests. The limited partners of the Partnership hold units in the Partnership aggregating an approximate 99% limited partner interest in the Partnership, represented as of October 1, 2004, by 26,302,860 publicly-traded units (representing an approximate 92.5% limited partner interest) and 2,395,886 units (representing an approximate 6.6% limited partner interest) owned by Services Company (the “Service Company LP Units”) and 80,000 units (representing an approximate 0.22% limited partner interest) owned by Glenmoor (the “Glenmoor LP Units”); such units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued pursuant to the agreement of limited partnership of the Partnership, as amended and restated to the date hereof (the “Partnership Agreement”) and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); and the Services Company LP Units are owned free and clear of any Liens, except for the pledge of such units in connection with the ESOP Notes and the Glenmoor LP Units are owned free and clear of any Liens, except for the pledge of such units in connection with the BPLA Loan.

     (l) Ownership of the Operating Partnerships.

          (i) General Partner Interests. The General Partner is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating Partnerships of 1% (other than BPH, which is slightly less than 1%); such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships have been duly authorized and validly issued, and such general partner interests of the Operating Partnerships are owned by the General Partner free and clear of any Liens, except for the pledge of such general partner interests in connection with the BPLA Loan.

          (ii) Limited Partner Interests. The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99% (other than BPH, which is slightly more than 99%); such limited partner interests are the only limited partner interests of the Operating Partnerships that are issued and outstanding; such limited partner interests of each of the Operating Partnerships have been duly authorized and validly issued pursuant to the respective entity’s agreement of limited partnership, as amended and restated to the date hereof and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any Liens.

     (m) Ownership of Wood River. The Partnership is the sole member of Wood River, with a limited liability company interest in Wood River of 100%; such limited liability company interests are the only limited liability company interests of Wood River issued and outstanding; all of the outstanding limited liability company interests of Wood River have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of Wood River are owned by the Partnership free and clear of any Liens.

     (n) Ownership of the LP Subsidiaries.

          (i) General Partner Interests. BGC I is the sole general partner of BGC, with a general partner interest in BGC of 1%; the General Partner is the sole general partner of BPL MI, with a general partner interest of 1%; Gulf Coast GP LLC is the sole general partner of each of Gulf Coast GP LP, GCP and BPP, with a general partner interest in each of Gulf Coast GP LP, GCP and BPP of 1%; all of the outstanding general partner interests of each of BGC, BPL MI, Gulf Coast GP LP, GCP and BPP have been duly authorized and validly issued and such general partner interests of each of BGC, BPL MI, Gulf Coast GP LP, GCP and BPP are owned free and clear of any Liens except, in respect of the General Partner’s interest in BPL MI, in connection with the BPLA Loan.

          (ii) Limited Partner Interests. BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC II is the sole limited partner of Gulf Coast GP LP, with a limited partner interest in Gulf Coast GP LP of 99%; Gulf Coast GP LP is a limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 62.34%; Laurel and the General Partner hold a 98.01% and 0.99% limited partner interest, respectively, in BPL MI; such limited partner interests are the only limited partner interests issued and outstanding of each of BGC, Gulf Coast GP LP, BPP, GCP and BPL MI; such limited partner interests of each of BGC, Gulf Coast GP LP, BPP, GCP and BPL MI held by affiliates of the Partnership have been duly and validly authorized and issued pursuant to the respective agreement of limited partnership, as amended and restated to the date hereof, and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of each of BGC, Gulf Coast LP, BPP, GCP and BPL MI are owned free and clear of any Liens except, in respect of the General Partner’s interest in BPL MI, in connection with the BPLA Loan.

     (o) Ownership of the LLC Subsidiaries. BPH is the sole member of each of the LLC Subsidiaries other than Gulf Coast LP LLC, with a limited liability company interest in each of the LLC Subsidiaries other than Gulf Coast LP LLC of 100%; BPH is a member of each WesPac Entity, with a limited liability company interest in WesPac Reno of 75%, WesPac San Diego of 50%, WesPac Austin of 75%, WesPac SJ of 75%, and WesPac Memphis of 75%; BGC II is the sole member of Gulf Coast GP LLC, with a limited liability company interest in Gulf Coast GP LLC of 100%; all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and such limited liability company interests of the LLC Subsidiaries are owned by BPH or BGC II, as the case may be, free and clear of any Liens.

     (p) Ownership of Joint Venture Entities. (i) BPH owns approximately 24.99% of the outstanding capital stock of West Shore; such equity interests of West Shore are owned by BPH free and clear of any Liens; and (ii) BPH owns an approximate 20% limited partner interest in West TX LPG; such limited partner interests in West TX LPG are owned by BPH free and clear of any Liens.

     (q) Capitalization. The Partnership’s capital as of June 30, 2004 is as set forth in the Prospectus in the column entitled “Historical” under the heading “Capitalization.” The adjustments to the Partnership’s capital as of June 30, 2004, as set forth in the Prospectus under the column entitled (i) “Pro Forma” under the heading “Capitalization” give effect on a pro forma basis to the debt incurred under the Bridge Loan and Credit Facility in connection with the acquisition of the Shell Assets and (ii) “Pro Forma As Adjusted” under the heading “Capitalization” represent the pro forma effects on the Partnership’s capital of the offer and sale of the Designated Securities and the application of the estimated net proceeds from such offer and sale in the manner set forth in the Prospectus under the heading “Use of Proceeds” and the other transactions described therein.

     (r) Intentionally Omitted.

     (s) The Indenture. The Indenture has been duly authorized by the General Partner on behalf of the Partnership and has been duly qualified under the Trust Indenture Act. At the Time of Delivery for the Designated Securities (as defined in Section 4 hereof), the Indenture will have been duly executed and delivered by the General Partner on behalf of the Partnership, and, when duly executed and delivered by each of the General Partner on behalf of the Partnership, and the trustee named in the Indenture (the “Trustee”), the Indenture will constitute a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (t) The Designated Securities. The issuance and sale of the Designated Securities to you pursuant to this Agreement have been duly authorized by the General Partner on behalf of the Partnership, and the Designated Securities have been duly authorized by the General Partner on behalf of the Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Designated Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

     (u) Accuracy of Disclosure. There is no legal or governmental proceeding, affiliate transaction, off-balance sheet transaction, license, agreement, lease, franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Prospectus under the headings “Description of Debt Securities,” “Description of the Notes,” and “Overview of Recent Acquisition of Midwest Pipelines and Terminals,” insofar as they purport to constitute a summary of the terms of the Designated Securities or to summarize agreements, documents or proceedings discussed therein, are in all material respects accurate, complete and fair. The discussion under the heading “Tax Considerations” in the Prospectus Supplement, to the extent it relates to matters of United States federal income tax law, is accurate in all material respects.

     (v) Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Designated Securities in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and each of the Partnership Entities has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated under this Agreement and the Transaction Documents; and at the Time of Delivery, all action required to be taken by the Partnership, its unitholders or any of the Partnership Entities for (i) the authorization, issuance, sale and delivery of the Designated Securities, (ii) the execution and delivery of this Agreement and the Transaction Documents and (iii) the consummation of the transactions contemplated by this Agreement and the Transaction Documents, shall have been validly taken.

     (w) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership.

     (x) Authorization and Enforceability of Other Agreements.

          (i) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

          (ii) The limited liability company agreement, as amended and restated to the date hereof, of the General Partner has been duly authorized, executed and delivered by BMC, and is a valid and legally binding agreement of BMC, enforceable against BMC in accordance with its terms;

          (iii) Each of the agreements of limited partnership, as amended and restated to the date hereof, of the Operating Partnerships has been duly authorized, executed and delivered by the General Partner and the Partnership, and is a valid and legally binding agreement of General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms;

          (iv) The limited liability company agreement, as amended and restated to the date hereof, of Wood River has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

          (v) Each of the limited liability company agreements, as amended and restated to the date hereof, of each of the LLC Subsidiaries has been duly authorized, executed and delivered by the respective parties thereto, and is a valid and legally binding agreement of the parties thereto, enforceable against it in accordance with its terms;

          (vi) Each of the agreements of limited partnership, as amended and restated to the date hereof, of the LP Subsidiaries has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the

Partnership Entities that are party thereto, enforceable against such Partnership Entities in accordance with its terms;

     (vii) Each of the Transaction Documents has been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and is a valid and legally binding agreement of such Partnership Entities, enforceable in accordance with its terms;

provided that, with respect to each agreement described in clause (x) above, the enforceability thereof may be affected by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles. The agreements described in clause (x)(i) through (vi) above are sometimes referred to herein individually as an “Operative Document” and collectively as the “Operative Documents.”

     (y) Investment Company Act. None of the Partnership Entities is, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     (z) Public Utility Holding Company Act. None of the Partnership Entities is a “holding company” as such term is defined in the Public Utility Holding Company Act of 1935, as amended (“PUHCA”); none of the Partnership Entities nor the issue and sale of the Designated Securities by the Partnership is subject to regulation under PUHCA; and none of the Partnership Entities is a “public utility” as such term is defined in the Federal Power Act, as amended.

     (aa) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body (a “Consent”) is required in connection with the transactions contemplated in this Agreement or the Transaction Documents, except such as (i) have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Designated Securities by the Underwriters in the manner contemplated herein and in the Prospectus or (ii) have been, or prior to the Time of Delivery will be, obtained (other than such Consents (A) as may be required in connection with the acquisition of the Shell Assets as contemplated under the Shell PSA, which Consents have been obtained prior to the consummation of such transactions or are expected, in the reasonable judgment of the General Partner, to be obtained in the ordinary course of business subsequent to the consummation of the acquisition of the Shell Assets and (B) would, if not obtained, individually or in the aggregate, have a Material Adverse Effect) or (iii) have been disclosed in the Prospectus.

     (bb) Absence of Defaults and Conflicts. None of (i) the offer, issue and sale of the Designated Securities, (ii) the execution, delivery and performance of this Agreement, any Pricing Agreement, any Designated Securities or the Indenture related thereto by the General Partner and the Partnership or the Transaction Documents by the parties thereto, (iii) the consummation of the transactions contemplated by this Agreement, any Pricing Agreement, any Designated Securities, the Indenture related thereto or the Transaction Documents, or (iv) the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (A) the formation or governing documents of any of the Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties and, solely with respect to clauses (B) and (C), except for such conflict, breach, violation or default that would not have a Material Adverse Effect.

     (cc) Absence of Registration Rights. No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement.

     (dd) Adequacy of Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial and operating data set forth under the caption “Summary Selected Historical Financial and Operating Information” in the Prospectus fairly present in all material respects, on the basis stated in the Prospectus, the information included therein.

     (ee) Intentionally Omitted.

     (ff) Intentionally Omitted.

     (gg) Absence of Violations and Defaults. None of the Partnership Entities is in violation or default of (i) any provision of its formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their properties, as applicable.

     (hh) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

     (ii) Tax Returns and Payment. Each of the Partnership and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

     (jj) Absence of Labor Disputes. No labor problem or dispute with the employees of Services Company or the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and neither the General Partner nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

     (kk) Adequacy of Insurance. Each of the Partnership Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring any of the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (ll) No Restrictions on Distributions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity, from repaying to the General Partner or the Partnership any loans or advances to such subsidiary from the General Partner or the Partnership or from transferring any of such subsidiary’s property or assets to the General Partner or the Partnership or any other subsidiary of the Partnership, except (i) as described in or contemplated by the Prospectus and (ii) upon an event of default under the Bridge Loan or the Credit Facility.

     (mm) Possession of Licenses and Permits. Each of the Partnership Entities possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities or any other person necessary to conduct their respective businesses, except for such failures to possess that would not have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (nn) Adequacy of Internal Accounting Controls. Each of the Partnership Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (oo) Implementation of Internal Reporting and Disclosure Procedure. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the General Partner or the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s auditors and the audit committee of the board of directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; any material weaknesses in internal controls have been identified for the Partnership’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (pp) Absence of Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Designated Securities.

     (qq) Compliance with Environmental Regulations.

          (i) Each of the Partnership Entities (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect; and except as set forth in the Prospectus and for the Quanta Resources Edgewater Superfund site in Edgewater, N.J., the Borne Chemical Company Superfund site located in Elizabeth, N.J. and the Sealand Superfund site located in the Town of Lisbon, St. Lawrence County, N.Y., none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (ii) In the ordinary course of its business, the General Partner, on behalf of the Partnership, periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect other than as disclosed in the Prospectus.

     (rr) Compliance with ERISA. Each of the Services Company, and the General Partner, the Partnership and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which the employees of Services Company, the General Partner, the Partnership and their subsidiaries are eligible to participate and each such plan (excluding any multiemployer plan, as defined in Section 3(37) of ERISA, that is not sponsored or maintained by Services Company, the General Partner, the Partnership or their subsidiaries) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Services Company, the General Partner, the Partnership and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

     (ss) Compliance with Sarbanes Oxley. The General Partner and the Partnership and all of the General Partner’s directors or officers, in their capacities as such, are in compliance in all material respects with all provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

     (tt) Significant Subsidiaries. The subsidiaries listed on Annex IV attached hereto are the only significant subsidiaries of the General Partner or the Partnership as defined by Rule 1-02 of Regulation S-X.

     (uu) Possession of Intellectual Property. The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s business as now conducted or as proposed in the Prospectus to be conducted.

     (vv) Absence of Conflict of Interest. Except as disclosed in the Registration Statement and the Prospectus, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of Goldman, Sachs & Co. or any other Underwriter and (ii) intends to use any of the proceeds from the sale of the

Designated Securities hereunder to repay any outstanding debt owed to any affiliate of Goldman, Sachs & Co. or any other Underwriter.

     (ww) Related Party Transactions; Disclosure of Affiliate Loans. No relationship, direct or indirect, exists between or among any of the Partnership Group on the one hand, and the securityholders, customers or suppliers of any of the Partnership Group, the directors or officers of the General Partner, or any affiliate of a member of the Partnership Group, on the other hand, which is required to be described in the Prospectus and which is not so described. The Partnership has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the General Partner or the Partnership to any director of the General Partner or executive officer of the Partnership, or to any family member or affiliate of any director or executive officer of the General Partner; and since July 30, 2002, neither the General Partner nor the Partnership has directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director of the General Partner or executive officer of the Partnership, or to or for any family member or affiliate of any director or executive officer of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the General Partner, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

     (xx) No Material Adverse Change; No Business Interruptions. Except as described in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) none of the Partnership Entities has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Partnership Entities, taken as a whole; (ii) none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is material to the Partnership Entities, taken as a whole; (iii) there has not been any material change in the partners’ equity or capital stock or long-term debt of the Partnership, the Subsidiaries or the General Partner; and (iv) there has not been any material adverse change in or affecting the financial condition, business, properties, results of operations or prospects of the Partnership Entities, taken as a whole.

     (yy) Validity of Data. Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent the General Partner believes is required.

     (zz) Title to Property. Each of the Partnership Entities has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Partnership Entities is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership.

     (aaa) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership Entities, taken as a whole.

     (bbb) No Legal Actions or Violations. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could reasonably be expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Designated Securities, (C) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (D) in any manner draw into question the validity of this Agreement, any Pricing Agreement, any Designated Securities, the Indenture related thereto or any of the Transaction Documents.

     (ccc) FCPA. None of the Partnership Entities nor, to the knowledge of the General Partner or the Partnership, any director, officer, agent or employee of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

          “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

     (ddd) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

     (eee) OFAC. None of the Partnership Entities nor, to the knowledge of the General Partner or the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (fff) Margin Regulations. Neither the General Partner, the Partnership nor any Subsidiary nor any agent acting on the behalf of any of them has taken, and none of the foregoing will take, any action that might cause this Agreement, any Pricing Agreement or the issuance or sale of the Designated Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. The Partnership does not own, and none of the proceeds from the offering of the Designated Securities will be used directly or indirectly to purchase or carry, any “margin stock” as defined in Regulation U.

     (ggg) Absence of Notice of Cancellation. None of the Partnership Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by any of the Partnership Entities or, to the knowledge of the General Partner or the Partnership, any other party to any such contract or agreement.

     (hhh) Absence of NASD Affiliations. To the knowledge of the General Partner or the Partnership, other than Riverstone Advisors LP, there are no affiliations or associations between any member of the NASD and any of the General Partner’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

          Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Designated Securities shall be deemed a representation and warranty by the General Partner and the Partnership, as to matters covered thereby, to each Underwriter.

     3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated

Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Partnership may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

     5. The General Partner and the Partnership agree with each of the Underwriters of any Designated Securities:

     (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or other entity or to file a general consent to service of process in any jurisdiction;

     (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);

     (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Partnership by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Partnership which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives; and

     (f) If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     6. The General Partner and the Partnership covenant and agree with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives to the condition that all representations and warranties and other statements of each of the General Partner and the Partnership in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that each of the General Partner and the Partnership shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Partnership has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

     (b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Vinson & Elkins, L.L.P. and Morgan, Lewis & Bockius LLP, counsel for the Partnership, shall have furnished to the Representatives their respective written opinions, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, which opinions when taken together shall be to the effect of each of the following.

     (i) Each of the General Partner and Wood River has been duly formed, and each of Glenmoor, BMC, the General Partner and Wood River is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Prospectus, and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement and the Pricing Agreement on behalf of itself and on behalf of the Partnership as the general partner thereof and to perform its obligations under this Agreement and the Pricing Agreement; and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex III hereto.

     (ii) Services Company is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex III hereto.

     (iii) The Partnership has been duly formed, and each of the Partnership, the Operating Partnerships and the LP Subsidiaries is validly existing as a limited partnership in good standing under the DRULPA, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Prospectus, and, with respect to the Partnership, to execute and deliver this Agreement, the Pricing Agreement, the Base Indenture (as defined in the Pricing Agreement), the Supplemental Indenture (as defined in the Pricing Agreement) and the Designated Securities and to incur and perform its obligations under this Agreement, the Pricing Agreement, the Base Indenture, the Supplemental Indenture and the Designated Securities, and to issue, sell and deliver the Designated Securities as contemplated by this Agreement and the Pricing Agreement, and each is duly qualified or registered to do business as a foreign limited partnership, and each is in good standing, under the laws of each jurisdiction listed across from such entity’s name on Annex III hereto.

     (iv) Each of the LLC Subsidiaries has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company, and each is in good standing, under the laws of each jurisdiction listed across from such entity’s name on Annex III hereto.

     (v) All of the outstanding membership interests of the General Partner are owned by BMC; to such counsel’s knowledge, such membership interests of the General Partner are owned by BMC free and clear of any Liens, except for the pledge of such membership interests in connection with the BPLA Loan; all of the outstanding membership interests in BMC are owned by Glenmoor, to such counsel’s knowledge, such membership interests of BMC are owned by Glenmoor free and clear of any Liens, except for the pledge of such membership interests in connection with the BPLA Loan; all of the outstanding membership interests in Glenmoor are owned by BPLA, to such counsel’s knowledge, such membership interests of Glenmoor are owned by BPLA free and clear of any Liens, except for the pledge of such membership interests in connection with the BPLA Loan; all of the outstanding limited partners interests in BPLA are owned by certain members of senior management of the General Partner and affiliates and subsidiaries of the Carlyle/Riverstone Global Energy and Power Fund, II, L.P., to such counsel’s knowledge such limited partner interests of BPLA are owned by such limited partners free and clear of any Liens; BPL Management LLC, a Delaware limited liability company (“BPL Management”), is the sole general partner of BPLA and all of the outstanding membership interests of BPL Management are owned by affiliates and subsidiaries of Carlyle/Riverstone, to such counsel’s knowledge, such membership interests in BPL Management are owned by such members free and clear of any Liens.

     (vi) The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of approximately 1%, which is represented by 243,914 units representing general partner interests; such general partner interest is the only general partner interest of the Partnership that is issued and outstanding; such general partner interest has been duly and validly authorized and, to such counsel’s knowledge, such general partner interest is owned by the General Partner free and clear of any Liens, except for the pledge of such general partner interest in connection with the BPLA Loan.

     (vii) The limited partners of the Partnership hold units in the Partnership aggregating an approximate 99% limited partner interest in the Partnership, represented by 26,302,860 publicly-traded units and 2,395,886 units owned by Services Company and 80,000 units owned by Glenmoor; such units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and, to the knowledge of such counsel, the units owned by Services Company are owned free and clear of any Liens, except for the pledge of such units in connection with the ESOP Notes and, to the knowledge of such counsel, the units owned by Glenmoor are owned free and clear of any Liens, except for the pledge of such units in connection with the BPLA Loan.

     (viii) The General Partner is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating

Partnerships of approximately 1%; such general partner interests are the only general partner interests of the Operating Partnerships issued and outstanding; such general partner interests have been duly authorized and validly issued and, to such counsel’s knowledge, such general partner interests of the Operating Partnerships are owned by the General Partner free and clear of any Liens, except for the pledge of such general partner interests in connection with the BPLA Loan.

     (ix) The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99%; such limited partner interests are the only limited partner interests of the Operating Partnerships that are issued and outstanding; such limited partner interests have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and, to such counsel’s knowledge, such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any Liens.

     (x) The Partnership is the sole member of Wood River, with a limited liability company interest in Wood River of 100%; all of the outstanding limited liability company interests of Wood River have been duly authorized and validly issued and are fully paid and nonassessable and, to such counsel’s knowledge, such limited liability company interests of Wood River are owned by the Partnership free and clear of any Liens.

     (xi) BGC I is the sole general partner of BGC, with a general partner interest in BGC of 1%; the General Partner is the sole general partner of BPL MI, with a general partner interest of 1%; Gulf Coast GP LLC is the sole general partner of each of Gulf Coast GP LP, GCP and BPP, with a general partner interest in each of Gulf Coast GP LP, GCP and BPP of 1%; all of the outstanding general partner interests of each of BGC, BPL MI, Gulf Coast GP LP, GCP and BPP have been duly authorized and validly issued and, to such counsel’s knowledge, such general partner interests of each of BGC, BPL MI, Gulf Coast GP LP, GCP and BPP are owned free and clear of any Liens.

     (xii) BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC II is the sole limited partner of Gulf Coast GP LP, with a limited partner interest in Gulf Coast GP LP of 99%; Gulf Coast GP LP is the sole limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 62.34%; Laurel and the General Partner hold a 98.01% and 0.99% limited partner interest, respectively, in BPL MI; such limited partner interests are the only limited partner interests issued and outstanding of each of BGC, Gulf Coast GP LP, BPP, GCP and BPL MI; such limited partner interests of each of BGC, Gulf Coast GP LP, BPP, GCP and BPL MI held by affiliates of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and, to such counsel’s knowledge, all such limited partner interests of each of BGC, Gulf Coast LP, BPP, GCP and BPL MI are owned free and clear of any Liens.

     (xiii) BPH is the sole member of each of the LLC Subsidiaries other than Gulf Coast LP LLC, with a limited liability company interest in each of the LLC Subsidiaries other than Gulf Coast LP LLC of 100%; BGC II is the sole member of Gulf Coast GP LLC, with a limited liability company interest in Gulf Coast GP LLC of 100%; all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and such limited liability company interests of the LLC Subsidiaries are owned by BPH or BGC II, as the case may be, free and clear of any Liens.

     (xiv) The statements included or incorporated by reference in the Prospectus under the headings “Description of the Notes,” “Description of Debt Securities,” “Overview of Recent Acquisition of Midwest Pipelines and Terminals—Acquisition Financing” and “—Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and complete in all material respects. The discussion under the heading “Tax Considerations” in the Prospectus Supplement, to the extent it relates to matters of United States federal income tax law, is accurate in all material respects.

     (xv) The Designated Securities have been duly authorized, executed and delivered by the General Partner on behalf of the Partnership and, when duly authenticated as provided in the Base Indenture (as amended and supplemented by the Supplemental Indenture) and paid for as provided in this Agreement and the Pricing Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Base Indenture (as amended and supplemented by the Supplemental Indenture).

     (xvi) To the knowledge of such counsel, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or to which any of their respective directors or officers is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and to the knowledge of such counsel, there are no franchises, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which are not so described or filed as required.

     (xvii) Each of the Base Indenture, the Supplemental Indenture and the Designated Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

     (xviii) The Registration Statement has become effective under the Act; any required filing of any Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

     (xix) The Registration Statement and the Prospectus and any supplements or amendments thereto (other than the financial statements (and the notes thereto) and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness contained therein, such counsel has no reason to believe that on the effective date of the Registration Statement or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and at the Time of Delivery of the Designated Securities included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements (and the notes thereto) and other financial information contained therein, as to which such counsel need express no opinion).

     (xx) The conditions to the use of Form S-3 by the Partnership have been satisfied.

     (xxi) Each of this Agreement and the Pricing Agreement has been duly authorized, executed and delivered by each of the General Partner, individually, and the General Partner on behalf of the Partnership.

     (xxii) Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the General Partner on behalf of the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (xxiii) None of the Partnership Entities is, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, or a “public utility company” or a “holding company,” as such terms are defined in the Public

Utility Holding Company Act of 1935, as amended (“PUHCA”); none of the Partnership Entities is subject to regulation under PUHCA.

     (xxiv) No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance and sale of the Designated Securities or the consummation of the transactions contemplated herein, except such as (A) have been obtained under the Act and under the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Designated Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus or (B) have been, or prior to the Time of Delivery of the Designated Securities will be, obtained (other than such consents, approvals, authorizations, filings or orders that would, if not obtained, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the General Partner, the Partnership and their subsidiaries, taken as a whole).

     (xxv) None of (A) the offer, issue, sale or delivery of the Designated Securities, nor the incurrence of the indebtedness represented by the Designated Securities, nor the consummation of any other of the transactions contemplated by this Agreement, (B) the execution, delivery or performance of any of this Agreement, the Pricing Agreement, the Base Indenture or the Supplemental Indenture by the General Partner or the Partnership or the Bridge Loan or Credit Facility by the parties thereto or the consummation of the transactions contemplated herein or therein, or (C) the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (1) the formation, organizational or governing documents of any of the Partnership Entities, (2) to such counsel’s knowledge, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or the ESOP Notes (in each case excluding any financial tests) or (3) any statute, law, rule, regulation, and, to such counsel’s knowledge, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties which violation or default would have a Material Adverse Effect.

     (xxvi) None of the execution, delivery or performance of the Shell PSA, the Terminalling Agreement or the Transportation Agreement by the Buckeye Parties thereto or the consummation of the transactions contemplated therein, will conflict with, result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership, Wood River or BT pursuant to,

(1) the formation, organizational or governing documents of the Partnership, Wood River or BT, or (2) to such counsel’s knowledge, the terms of the Credit Facility, the Bridge Loan, the Partnership’s outstanding $300 million of 4?% notes due 2013 or the Partnership’s outstanding $150 million of 63/4% notes due 2033 (in each case excluding any financial tests), in each case, which violation or default would have a Material Adverse Effect.

     (xxvii) To such counsel’s knowledge, no person has the right to require the registration under the Act of any securities of the Partnership or to include any such securities in the Registration Statement or the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Designated Securities as contemplated hereby or otherwise.

     (xxviii) The Partnership has all requisite power and authority to issue, sell and deliver the Designated Securities in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and each of the Partnership Entities has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated under this Agreement and the Transaction Documents; and at the Time of Delivery, all partnership action required to be taken by the Partnership or any of its unitholders for (i) the authorization, issuance, sale and delivery of the Designated Securities, (ii) the execution and delivery of this Agreement and the Transaction Documents and (iii) the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been validly taken.

     (xxix) Each of the Transaction Documents has been duly authorized, executed and delivered by each of the Partnership Entities parties thereto.

     (xxx) Each of the Operative Documents set forth in Section 2(x)(i)-(iv) has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization or other laws of general applicability affecting creditors’ rights and by general equitable principles.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the General Partner and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Time of Delivery.

     (d) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Partnership who have certified the financial statements of the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);

     (e) (i) Neither the Partnership nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the partnership interests, capital stock, limited liability company interests or long-term debt of the Partnership or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’, partners’ or members’ equity or results of operations of the Partnership and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

     (f) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities or preferred stock;

     (g) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Partnership’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

     (h) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

     (i) The Partnership shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the General Partner of the Partnership satisfactory to the Representatives as to the accuracy of the representations and warranties of each of the General Partner and the Partnership herein at and as of such Time of Delivery, as to the performance by each of the General Partner and the Partnership of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

     8. (a) Each of the General Partner and the Partnership, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the General Partner or the Partnership shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

     (b) Each Underwriter will indemnify and hold harmless each of the General Partner and the Partnership against any losses, claims, damages or liabilities to which the General Partner or the Partnership may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use therein; and will reimburse the General Partner and the Partnership for any legal or other expenses reasonably incurred by the General Partner or the Partnership in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the General Partner and the Partnership, on the one hand, and the Underwriters of the Designated Securities, on the other, from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the General Partner and the Partnership, on the one hand, and the Underwriters of the Designated Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the General Partner and the Partnership, on the one hand, and such Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the General Partner and the Partnership, on the one hand, or such Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The General Partner, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

     (e) The obligations of the General Partner and the Partnership under this Section 8 shall be in addition to any liability which the General Partner or the Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner or the Partnership and to each person, if any, who controls the Partnership within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Partnership that they have so arranged for the purchase of such Designated Securities, or the

Partnership notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Partnership shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the General Partner, the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the General Partner or the Partnership, or any officer or director or controlling person of the General Partner or the Partnership, and shall survive delivery of and payment for the Securities.

     11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Partnership shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Partnership shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the General Partner or the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the General Partner, the Partnership and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the General Partner and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

     15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     17. The Partnership is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

(Signature Page Follows)

     If the foregoing is in accordance with your understanding, please sign and return to us eighteen (18) counterparts hereof.

Very truly yours,

GENERAL PARTNER

BUCKEYE PIPE LINE COMPANY LLC, in its individual capacity

By:	/s/ Stephen C. Muther

Name:	Stephen C. Muther

Title:	Senior Vice President—Administration, General Counsel and Secretary

PARTNERSHIP

BUCKEYE PARTNERS, L.P.

By:	Buckeye Pipe Line Company LLC, its general partner

By:	/s/ Stephen C. Muther

Name:	Stephen C. Muther

Title:	Senior Vice President—Administration, General Counsel and Secretary

Accepted as of the date hereof on behalf of each of the Underwriters:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By:	/s/ Trevor Heinzinger

(Citigroup Global Markets Inc.) Vice President

ANNEX I

Pricing Agreement

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.
   As Representatives of the several
      Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

October 6, 2004

     Ladies and Gentlemen:

     Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 6, 2004 (the “Underwriting Agreement”), by and among Buckeye Pipe Line Company LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), the Partnership, Goldman, Sachs & Co. and Citigroup Global Markets Inc., to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us eighteen (18) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters, the General Partner and the Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

(Signature Page Follows)

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Very truly yours,

GENERAL PARTNER

BUCKEYE PIPE LINE COMPANY LLC, in its individual capacity

By:	/s/ Stephen C. Muther

Name:	Stephen C. Muther

Title:	Senior Vice President — Administration, General Counsel and Secretary

PARTNERSHIP

BUCKEYE PARTNERS, L.P.

By:	Buckeye Pipe Line Company LLC, its general partner

By:	/s/ Stephen C. Muther

Name:	Stephen C. Muther

Title:	Senior Vice President — Administration, General Counsel and Secretary

Accepted as of the date hereof on behalf of each of the Underwriters listed on Schedule I hereto:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By:	/s/ Trevor Heinzinger

(Citigroup Global Markets Inc.) Vice President

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SCHEDULE I

Principal
Amount of
Designated
Securities
to be
Underwriter	Purchased
Goldman, Sachs & Co.	$82,500,000
Citigroup Global Markets, Inc.	55,000,000
SunTrust Capital Markets, Inc.	48,125,000
Banc of America Securities LLC	12,375,000
BNP Paribas Securities Corp	12,375,000
J.P. Morgan Securities, Inc.	12,375,000
RBC Capital Markets Corporation	12,375,000
Wachovia Capital Markets, LLC	12,375,000
KeyBanc Capital Markets, A Division of McDonald Investments, Inc.	6,875,000
Lehman Brothers Inc.	6,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,875,000
UBS Securities LLC	6,875,000

Total	$275,000,000

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SCHEDULE II

Title of Designated Securities:

5.300% Notes due 2014,

Aggregate principal amount:

$275,000,000

Price to Public:

99.715% of the principal amount of the Designated Securities, plus accrued interest, if any, from October 12, 2004

Purchase Price by Underwriters:

99.065% of the principal amount of the Designated Securities, plus accrued interest from October 12, 2004

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

10:00 a.m. (New York City time), October 12, 2004

Indenture:

Indenture dated as of July 10, 2003, between the Partnership and SunTrust Bank, as trustee (the “Trustee”), as supplemented and amended by the Third Supplemental Indenture thereto dated as of October 12, 2004 (the “Supplemental Indenture”) by and between the Partnership and the Trustee (as so supplemented and amended, the “Indenture”)

Maturity:

October 15, 2014

Interest Rate:

5.300%

Interest Payment Dates:

April 15 and October 15 of each year, commencing April 15, 2005.

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Redemption Provisions:

The Designated Securities will be redeemable, in whole or in part, in the amount of $1,000 or an integral multiple thereof, at the Partnership’s option at any time prior to maturity at a redemption price equal to the greater of (a) 100% of the principal amount of the Designated Securities, and (b) as determined by the Quotation Agent (as defined in the Indenture), the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Indenture) plus 20 basis points plus, in each case, accrued and unpaid interest to the date of redemption.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance provisions:

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of the Designated Securities or (2) certain restrictive covenants and events of default with respect to the Designated Securities, in each case upon compliance with certain conditions set forth in the Indenture.

Closing location for delivery of Designated Securities:

Vinson & Elkins, L.L.P.
666 Fifth Avenue, Floor 26
New York, New York 10103

Additional Closing Conditions:

None

Names and addresses of Representatives:

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.
Attn: Registration Department

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attn: General Counsel
Fax: (212) 816-7912

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ANNEX II

     Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to the Partnership and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission;

     (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Partnership for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representative or representatives of the Underwriters (the “Representatives”) such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives;

     (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Partnership’s quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the General Partner of the Partnership who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

     (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Partnership for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Partnership’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years included or incorporated by reference in the Partnership’s Annual Reports on Form 10-K for such fiscal years;

     (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

     (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Partnership and its subsidiaries, inspection of the minute books of the General Partner, the Partnership and the Partnership’s subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the General Partner, the Partnership and the Partnership’s subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

     (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Partnership’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Partnership’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

     (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Partnership’s Annual Report on Form 10-K for the most recent fiscal year;

     (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Partnership’s Annual Report on Form 10-K for the most recent fiscal year;

     (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and

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the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

     (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated partnership interests (other than issuances of partnership interests upon exercise of options and partnership interest appreciation rights, upon earn-outs of performance interests and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Partnership and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Partnership and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Partnership and its subsidiaries and have found them to be in agreement.

     All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable

3

Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

4

ANNEX II(a)

EXECUTED

Accountant Letter Delivered with Underwriting Agreement

ANNEX II(b)

FORM OF

Accountant Letter Delivered with Underwriting Agreement

ANNEX III

Jurisdictions

	Jurisdiction	Jurisdictions of
Entity	of Formation	Foreign Qualification
Buckeye Partners, L.P. (the “Partnership”)	Delaware	None

Buckeye Pipe Line Company LLC (the “General Partner”)	Delaware	Connecticut Florida Illinois Indiana Massachusetts Michigan New Jersey New York Ohio (pending) Pennsylvania

Buckeye Pipe Line Company, L.P. (“Buckeye Pipeline”)	Delaware	Connecticut Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania Washington

Buckeye Pipe Line Holdings, L.P. (“BPH”)	Delaware	Illinois

Everglades Pipe Line Company, L.P. (“Everglades”)	Delaware	Florida

Laurel Pipe Line Company, L.P. (“Laurel”)	Delaware	New Jersey Pennsylvania

Wood River Pipe Lines LLC (“Wood River”)	Delaware	Illinois Indiana Missouri Ohio

	Jurisdiction	Jurisdictions of
Entity	of Formation	Foreign Qualification
Buckeye Terminals, LLC (“BT”)	Delaware	Illinois Indiana Michigan (pending) Missouri (pending) New York Ohio Pennsylvania

Norco Pipe Line Company, LLC (“Norco”)	Delaware	Illinois Indiana Iowa Ohio

Buckeye Gulf Coast Holdings I, LLC (“BGC I”)	Delaware	Texas Louisiana

Buckeye Gulf Coast Holdings II, LLC (“BGC II”)	Delaware	None

Gulf Coast/Products GP Holding LLC (“Gulf Coast GP LLC”)	Delaware	None

Buckeye Gulf Coast Pipe Lines, L.P. (“BGC”)	Delaware	New York Louisiana Texas

Buckeye Products Pipe Line, L.P. (“BPP”)	Delaware	Texas

Gulf Coast Pipe Line, L.P. (“GCP”)	Delaware	Texas

Gulf Coast/Products GP Holding L.P. (“Gulf Coast GP LP”)	Delaware	Texas

Buckeye Pipe Line Co. of Michigan, L.P. (“BPL MI”)	Delaware	Michigan

West Texas LPG Pipeline, L.P. (“West TX LPG”)	Texas	None

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	Jurisdiction	Jurisdictions of
Entity	of Formation	Foreign Qualification
West Shore Pipe Line Company (“West Shore”)	Delaware	Illinois Indiana Oklahoma Wisconsin

Glenmoor LLC (“Glenmoor”)	Delaware	Pennsylvania

Buckeye Management Company LLC (“BMC”)	Delaware	Pennsylvania

Buckeye Pipe Line Services Company (“Services Company”)	Pennsylvania	Connecticut Florida Illinois Indiana Massachusetts Michigan Missouri (pending) New Jersey New York Ohio

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ANNEX IV

Significant Subsidiaries

Buckeye Pipe Line Company, L.P.

Laurel Pipe Line Company, L.P.

Buckeye Pipe Line Holdings, L.P.

Everglades Pipe Line Company, L.P.

Wood River Pipe Lines, LLC